United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 2, 2022

Date of Report (Date of earliest event reported)

Lakeshore Acquisition I Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40474	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite A-2F, 555 Shihui Road, Songjiang District, Shanghai, China	201100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 13816100700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	LAAA	The Nasdaq Stock Market LLC
Warrants	LAAAW	The Nasdaq Stock Market LLC
Units	LAAAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders

As previously reported, on May 9, 2022, Lakeshore Acquisition I Corp., a Cayman Islands exempted company (together with its successors, including after the Reincorporation (as defined below), the “Purchaser”), LAAA Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), ProSomnus Holdings Inc., a Delaware corporation (“ProSomnus”), HGP II, LLC, a Delaware limited liability company, as the representative of the stockholders of ProSomnus, and RedOne Investment Limited, a British Virgin Islands company, as the representative of the stockholders of Purchaser, entered into a Merger Agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, ProSomnus will merge with Merger Sub (the “Merger”), with ProSomnus surviving and the Purchaser acquiring 100% of the equity securities of ProSomnus. Immediately prior to the Merger, the Purchaser shall reincorporate into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger of Purchaser with and into a newly formed Delaware corporation (the “Reincorporation”), and subject to the receipt of the approval of the shareholders of the Purchaser to the Reincorporation terms, the Purchaser shall adopt Delaware organizational documents, which will provide, among other things, that the name of the Purchaser shall be amended to be “ProSomnus, Inc.”  The transactions contemplated under the Merger Agreement relating to the Reincorporation Merger and the Merger are referred to in this current report as the “Business Combination.”

On December 2, 2022 at 10:00 a.m. EST, the Company held an extraordinary general meeting (the “Meeting”) at which the Company’s shareholders voted on the following proposals, as set forth below, each of which is described in detail in the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2022, which was first mailed by the Company to its shareholders on or about November 14, 2022.

As of November 10, 2022, the record date for the Meeting, there were 4,489,308 ordinary shares issued and outstanding and entitled to vote. There were 3,9097,678 ordinary shares presented in person or represented by proxy at the Meeting. The final voting results for each proposal submitted to the shareholders of the Company at the Meeting are included below.

Each of the proposals described below was approved by the Company’s shareholders.

PROPOSALS:

PROPOSAL 1:

To approve by special resolution the merger of Lakeshore with and into PubCo, its wholly owned Delaware subsidiary, with PubCo surviving the merger. The merger will change Lakeshore’s place of incorporation from Cayman Islands to Delaware.

For	Against	Abstain
3,617,767	289,911	0

PROPOSAL 2:

To approve by special resolution each material difference between the proposed Amended and Restated Certificate of Incorporation of PubCo and the amended and restated memorandum and articles of association of the Company, as described in the Proxy Statement previously mailed to shareholders, enumerated as Proposals 2A to 2I below:

Proposal Number 2A was to change the name of PubCo to “ProSomnus, Inc.”

For	Against	Abstain
3,617,767	289,911	0

Proposal Number 2B1 was to require an affirmative vote of at least 75% of the total voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, in order to amend, alter, repeal or rescind certain provisions of the proposed charter, including provisions relating to staggering the board of directors, appointing directors, removing directors, amending certain provisions of the proposed bylaws, eliminating written consents of stockholders, calling meetings of the stockholders, limiting liability of directors and indemnifying directors and officers, and selecting the forum for certain actions involving the company.

For	Against	Abstain
3,259,692	647,986	0

Proposal Number 2B2 was to provide that the proposed charter may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then-outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class.

For	Against	Abstain
3,262,563	645,115	0

Proposal Number 2C was to provide that the bylaws of PubCo may be altered, amended, repealed or directors or the affirmative vote of at least 75% of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class.

For	Against	Abstain
3,259,692	647,986	0

Proposal Number 2D was to provide that PubCo’s board of directors be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.

For	Against	Abstain
3,614,895	292,783	0

Proposal Number 2E was to provide that (i) directors shall be elected by the affirmative vote of at least a plurality of the total voting power of all the then-outstanding shares of our stock entitled to vote generally in the election of directors (other than those directors elected by the holders of any series of preferred stock, who shall be elected pursuant to the terms of such preferred stock) and that (ii) newly created directorships (including those created by the board) or any vacancy on the board of directors may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director.

For	Against	Abstain
3,262,563	645,115	0

Proposal Number 2F was to provide for the removal of directors only with cause and by the affirmative vote of at least 75% of the total voting power of all the then outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class (other than those directors elected by the holders of any series of Preferred Stock, who shall be removed pursuant to the terms of such Preferred Stock).

For	Against	Abstain
3,614,895	292,783	0

Proposal Number 2G was to provide that special meetings of the stockholders of PubCo may be called only by or at the direction of the board of directors of PubCo.

For	Against	Abstain
3,268,658	639,020	0

Proposal Number 2H was to provide that actions of stockholders must be taken at a duly called annual or special meeting of stockholders and may not be effected by written consent.

For	Against	Abstain
3,611,672	296,006	0

Proposal Number 2I was to provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims.

For	Against	Abstain
3,611,672	296,006	0

PROPOSAL 3:

To approve by ordinary resolution the merger of LAAA Merger Sub, Inc., a wholly-owned subsidiary of PubCo, with and into ProSomnus, with ProSomnus surviving the merger as a wholly-owned subsidiary of PubCo. We refer to the merger as the Acquisition Merger.

For	Against	Abstain
3,611,672	296,006	0

PROPOSAL 4:

To approve by ordinary resolution (i) for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Lakeshore ordinary shares and the resulting change in control in connection with the Acquisition Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of an aggregate of more than 20% of PubCo Common Stock in connection with the Equity Investment and the shares of PubCo Common Stock underlying the convertible notes to be issued in connection with the Business Combination.

For	Against	Abstain
3,611,672	296,006	0

PROPOSAL 5:

To approve by ordinary resolution the appointment of Steven Pacelli and Leonard Hedge as Class A directors serving until PubCo’s 2023 annual meeting of stockholders; Jason Orchard, Heather Rider, and Laing Rikkers as Class B directors serving until PubCo’s 2024 annual meeting of stockholders; and William Johnson and Leonard Liptak as Class C directors serving until PubCo’s 2025 annual meeting of stockholders; and in each case, effective as of the closing of the Business Combination in accordance with the Merger Agreement.

For	Withheld
3,611,672	0

PROPOSAL 6:

To approve the Incentive Plan to be effective after consummation of the Business Combination.

For	Against	Abstain
3,189,665	717,399	614

Item 8.01. Other Events

On December 2, 2022, the Company issued a press release announcing that its shareholders have voted to approve the previously announced Business Combination with ProSomnus Holdings Inc. at the Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

The Company’s shareholders elected to redeem an aggregate of 2,402,027 ordinary shares in connection with the Meeting. The unaudited pro forma condensed combined financial statements of the Company as of September 30, 2022 reflecting the effect of the redemptions in connection with the Meeting, equity investments in the form of non-redeeming public shares and PIPE investments has been issued by the Company and is included as Exhibit 99.2 hereto. The unaudited pro forma condensed combined financial statements are subject to change as additional information becomes available and analyses are performed.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated December 2, 2022
99.2	Unaudited Pro Forma Condensed Combined Financial Information as of September 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2022

LAKESHORE ACQUISITION I CORP.

By:	/s/ Bill Chen
Name:	Bill Chen
Title:	Chief Executive Officer